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                                                                                                                       EXHIBIT 11
                                      SERVICE MERCHANDISE COMPANY, INC. AND SUBSIDIARIES
                                           Computation of  Net Loss Per Common Share (Unaudited)
                                                           (In thousands, except per share data)
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                                                                                    First Quarter Ended
                                                                    ------------------------------------------------

                                                                         March 30                    March 31
                                                                           1997                        1996
                                                                    --------------------        --------------------

Primary
-------
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Net loss                                                                      ($107,217)                   ($24,715)
                                                                    ====================        ====================

Shares:
  Weighted average common shares outstanding                                     99,259                      99,184

  Weighted average shares of restricted
    stock outstanding                                                               499                         520

  Additional shares assuming exercise of stock options                              369                       1,662
                                                                    --------------------        --------------------

  Weighted average common shares and common
    share equivalents outstanding - primary                                     100,127                     101,366
                                                                    ====================        ====================

Primary net loss per common share                                                ($1.07)                     ($0.24)
                                                                    ====================        ====================



Assuming Full Dilution
----------------------
Net loss                                                                      ($107,217)                   ($24,715)
                                                                    ====================        ====================

Shares:
  Weighted average common shares outstanding                                     99,259                      99,184

  Weighted average shares of restricted
    stock outstanding                                                               499                         520

  Additional shares assuming exercise of stock options                              369                       1,674
                                                                    --------------------        --------------------

  Weighted average common shares and common
    share equivalents outstanding - fully diluted                               100,127                     101,378
                                                                    ====================        ====================

Fully diluted net loss per common share                                          ($1.07)                     ($0.24)
                                                                    ====================        ====================

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